Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        LINDA'S DIVERSIFIED HOLDINGS INC.
             (Exact name of registrant as specified in its charter)
                              --------------------
             Delaware                                      22-3280395
   (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

                                11 Commerce Drive
                           Cranford, New Jersey 07016
                                 (908) 276-2080
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                        LINDA'S DIVERSIFIED HOLDINGS INC.
                             1994 STOCK OPTION PLAN
                              (Full Title of Plan)
                              --------------------

                                 PETER WEISSBROD
                      President and Chief Executive Officer
                        LINDA'S DIVERSIFIED HOLDINGS INC.
                                11 Commerce Drive
                           Cranford, New Jersey 07016
                                 (908) 276-2080
           (name and address, including zip code and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:

                            Joseph L. Cannella, Esq.
                             Joseph D. Alperin, Esq.
                        Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000

                              --------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum      Amount of
              Title of Each Class               Amount to be      Offering Price             Aggregate       Registration
        of Securities to be Registered           Registered          Per Share            Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par value              130,000          $6.125 (1)            $796,250.00(1)     $242.00
====================================================================================================================================

(1)  As of the date hereof,  options to purchase 79,500 shares of Class A Common
     Stock of the Registrant had been granted  pursuant to the 1994 Stock Option
     Plan (the "1994  Plan") at exercise  prices from $4.00 to $6.125 per share.
     The  registration fee for the entire 130,000 shares of Class A Common Stock which may be granted  pursuant  to the 1994 Plan is based upon such  $6.125 per share  exercise  price,  which  exceeds the average of the high and low prices  reported for the Class A Common Stock of $5.50 per share on October
     8, 1996.

                                     PART II


Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed by Linda's Diversified Holdings Inc. (formerly Linda's Flame Roasted Chicken Incorporated) (the "Registrant") with the Securities and Exchange Commission (the
"Commission"),  are  hereby  incorporated  by  reference  in  this  Registration
Statement:

     (a)  Annual  Report on Form 10-KSB for the fiscal year ended  December  31,
          1995;

     (b) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996;

     (c) Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996;

     (d) The description of the Registrant's Class A Common Stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and declared effective on May 25, 1994, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

     The Registrant will provide without charge to any 1994 Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Such requests should be directed to Peter Weissbrod, 11 Commerce Drive, Cranford, New Jersey 07016, telephone number (908) 276-2080.

Item 4.  Description of Securities.

             Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the Class A Common Stock offered hereby will be passed upon for the Registrant by Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, New York 10022.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL") and Article Ninth of the Certificate of Incorporation of the Company.

     The Registrant is a Delaware corporation. Section 145 of the DGCL generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Company to indemnify any such person.

     Pursuant to Article Ninth of the Company's Certificate of Incorporation, the Company shall indemnify, to the fullest extent permitted by the DGCL, any person, including officers and directors, with regard to any action or proceeding.

     In addition, the Company is currently a party to indemnity agreements with each of its directors and executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. See "Undertakings."

Item 7.  Exemption From Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.


Incorporated
by
Reference           Exhibit
to Exhibit            Nos.      Description of Exhibit
----------           ----       ----------------------

     *                 4        Linda's Diversified Holdings Inc.
                                1994 Stock Option Plan

     *                 5        Opinion of Fischbein Badillo Wagner Harding

     *                23.1      Consent of Rothstein, Kass & Company, P.C.

     *                23.2      Consent of Fischbein Badillo Wagner Harding
                                (included in Exhibit 5)

-------------------
*        Filed herewith.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 15th day of October, 1996.

                                    LINDA'S DIVERSIFIED HOLDINGS INC.
                                            (Registrant)


                                    By: /s/ Peter Weissbrod
                                        ----------------------------
                                        Peter Weissbrod
                                        President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: October 15, 1996       /s/ Peter Weissbrod
                             -------------------------------------------------
                             Peter Weissbrod, President, Chief Executive
                             Officer and Director (Principal Executive Officer)

Date: October 15, 1996       /s/ Stuart Fuchsman
                             -------------------------------------------------
                             Stuart Fuchsman, Vice President, Chief Operating
                             Officer and Director


Date: October 15, 1996       /s/ Richard Goldberger
                             -------------------------------------------------
                             Richard Goldberger, Chairman of the Board of
                             Directors

Date: October 15, 1996       /s/ Greg Finkelstein
                             -------------------------------------------------
                             Greg Finkelstein, Treasurer and Comptroller
                             (Principal Financial and Accounting Officer)

Date: October 15, 1996       /s/ Lewis Levine
                             -------------------------------------------------
                             Lewis Levine, Director


                             -------------------------------------------------
                             Marc Roberts, Director


                             -------------------------------------------------
                             William Ozzard, Director


                             -------------------------------------------------
                             Ivan Szathmary, Director

                                  EXHIBIT INDEX

  Exhibit No.    Description of Exhibit                            Page No.
  -----------    ----------------------                            --------

       4         Linda's Diversified Holdings Inc.
                 1994 Stock Option Plan

       5         Opinion of Fischbein Badillo Wagner Harding

      23.1       Consent of Rothstein, Kass & Company, P.C.

      23.2       Consent of Fischbein Badillo Wagner Harding
                 (included in Exhibit No. 5)